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September 13, 1995

Securities and Exchange Commission
Washington, D.C. 20549



                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-xxxxx) and related Prospectus of Candie's, Inc. for the registration of 6,514,878 shares of its common stock and to the incorporation by reference therein of our report dated April 26, 1995 with respect to the consolidated financial statements of Candie's, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.



New York, New York



                                   /s/ Ernst & Young LLP